COLONIAL INCOME FUND
                                 FUND YIELD CALCULATION
                               (CALENDAR MONTH-END METHOD)
                            30-DAY BASE PERIOD ENDED 12/31/97


                                            a-b     6
                            FUND YIELD = 2 ----- +1   -1
                                            c*d


                                               CLASS A      CLASS B     CLASS C

 a = dividends and interest earned
     during the month                          $710,306     $212,586      $682


b = expenses accrued during the month            118,301       57,865       171

c = average dividend shares outstanding
           during the month                   18,497,979    5,536,212    17,773

d = class maximum offering price per share
    on the last day of the month                   $6.82       $6.50      $6.50


         YIELD                                      5.70%       5.22%      5.37%
                                                    -----       -----      -----